EXHIBIT 99.1

March 15, 2021

OBITX Announces Eric Jaffe as Chief Executive Officer

OBITX, Inc., (OTCMKTS: OBTX), an advanced software development and services company specializing in blockchain technologies and decentralized processing, announced today the selection of Eric Jaffe as the company’s Chief Executive Officer. Mr. Jaffe will assume the responsibilities of Chief Executive Officer immediately, while the former Interim Chief Executive Officer and Chief Financial Officer Michael Hawkins, will continue as the company’s Chairman and Chief Financial Officer. Mr. Jaffe will focus on OBITX’s worldwide expansion of services and operations, along with the development and implementation of OBITX Venture’s merger and acquisition concept. Eric will work with board member Mark Gilroy in an active and sponsored role of OBITX in the Special Purpose Acquisition Company (SPAC), Everything Blockchain.

Mr. Jaffe brings a wealth and expertise to OBITX in business management. Eric is an industry leading technology professional, CEO, and serial entrepreneur. In his career he has had the opportunity to lead or be a part of many great teams that have leveraged vision, strategy, technology and great people to create great companies. His experience has focused on the manufacturing, legal, non-profit, blockchain and technology industries. He has grown companies from start-up to successful acquisition that have grown into national leaders in their space. He has been a part of no less than 11 technology company acquisitions and has continually been on the forefront of emerging technologies. He was an early adopter of Bitcoin and blockchain having championed it and created companies around it since 2015. Through his consulting practice he has helped no lest than 35 major companies set their technology strategy and accelerate their business growth. He couldn’t be more excited than to have this opportunity to lead a great team in fulfilling Obitix’s incredible vision. He is a graduate of Florida International University with a degree in Business Management and carries multiple technological certifications.

“I am very excited to be joining the OBITX team,” said Eric Jaffe. “I believe OBITX has a great business model and is building a strong management team, a versatile board of directors, while adding some of the markets most talented advisors that uniquely positions us to capitalize on the changing business environment. As industries and processes evolve through innovative and dynamic structuring, consolidation and technology migrations, I believe OBITX is in a position to provide a suite of services and solutions to help our clients efficiently manage their blockchain networks and maximize their budgets.”

Michael Hawkins, OBITX Chairman and CFO stated, “Eric is the right person for the OBITX team. His proven leadership skills, extensive merger and acquisition experience, and business development skills will help strengthen OBITX’s partnerships, develop strategic alliances, and expand our national and international sales presence.”

Contact: Michael Hawkins

info@obitx.com

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About OBITX:

Headquartered in Fleming Island, Florida, OBITX, Inc., (OTCQB: OBTX) is a development, consulting and services organization specializing in blockchain technologies and decentralized processing.

Forward Looking Statements

This news release contains “forward-looking statements” which are not purely historical and may include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of new business opportunities and words such as “anticipate”, “seek”, intend”, “believe”, “estimate”, “expect”, “project”, “plan”, or similar phrases may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects, the future U.S. and global economies, the impact of competition, and the Company’s reliance on existing regulations regarding the use and development of cannabis-based products. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate.

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